UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing, Suite 250
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On March 8, 2017, Sterling Construction Company, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the sellers identified on Exhibit A thereto, Gary Roger Engasser II, as the sellers’ representative, and the principals identified on Exhibit B thereto. Pursuant to the Purchase Agreement, the Company has agreed to acquire 100% of the outstanding stock of Tealstone Residential Concrete, Inc. and Tealstone Commercial, Inc. (collectively, “Tealstone”) from the stockholders thereof (the “Sellers”) for consideration consisting of $55,000,000 in cash (less debt outstanding on the closing date and costs incurred by the Sellers and Tealstone in connection with the transaction), 1,882,058 shares of the Company’s common stock, and $5,000,000 of promissory notes issued to the Sellers, all to be paid or issued, as applicable, on the closing date, along with $2,500,000 and $7,500,000 of deferred cash payments to be paid on the second and third anniversaries of the closing date, respectively, and up to an aggregate of $15,000,000 in earn-out payments payable on the first, second, third and fourth anniversaries of the closing date. Tealstone focuses on concrete construction of residential foundations, parking garages, paving, elevated slabs and other concrete work for leading homebuilders, multi-family developers and general contractors in both retail and commercial markets.

The Purchase Agreement contains customary representations and warranties by the Company and the Sellers. The Sellers and certain principals of Tealstone have agreed not to compete with Tealstone or solicit any of Tealstone’s customers, suppliers or employees for a period of seven years after the closing date. The Company and the Sellers have agreed to customary indemnities relating to breaches of representations, warranties and covenants, which indemnities, subject to certain exceptions, survive for two years following the closing date and are subject to a $7,000,000 cap for breaches of representations and warranties.

The consummation of the transactions contemplated by the Purchase Agreement are subject to the satisfaction of customary closing conditions, including, among other things, the absence of legal impediments prohibiting the transactions, the expiration or early termination of any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the performance by the parties of their respective covenants as set forth in the Purchase Agreement, the accuracy of their respective representations and warranties as set forth in the Purchase Agreement, the entry into employment agreements by certain principals of Tealstone, and the consummation of a financing by the Company to pay the cash portion of the purchase price. The transactions contemplated by the Purchase Agreement are expected to close in April 2017, subject to satisfaction of the closing conditions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company, Tealstone or their respective affiliates. The Purchase Agreement contains representations and warranties and covenants of each of the Company and the Sellers made solely for the benefit of the other. The assertions embodied in those representations and warranties and the obligations embodied in those covenants are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and covenants set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Sellers. Accordingly, you should read the representations and warranties and covenants in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company, Tealstone and the Sellers, and any of their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 2.02	Results of Operations and Financial Condition

On March 9, 2017, the Company issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2016. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01	Other Events

On March 9, 2017, the Company issued a press release relating to the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of March 8, 2017, by and among Sterling Construction Company, Inc., the sellers identified on Exhibit A thereto, Gary Roger Engasser II, as sellers’ representative, and the principals identified on Exhibit B thereto

99.1	Press release, dated March 9, 2017.

99.2	Press release, dated March 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date: March 9, 2017	By:	/s/ Ron Ballschmiede
Ron Ballschmiede
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of March 8, 2017, by and among Sterling Construction Company, Inc., the sellers identified on Exhibit A thereto, Gary Roger Engasser II, as sellers’ representative, and the principals identified on Exhibit B thereto

99.1	Press release, dated March 9, 2017.

99.2	Press release, dated March 9, 2017.